Exhibit 10.2

FORM OF

ZALE CORPORATION

NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN, AS AMENDED

RESTRICTED STOCK UNITS

PLAN AGREEMENT

Participant	Issue Date	Number of Units

Grant

Zale Corporation (the “Company”) has granted to the Participant named above, as of the Issue Date, the above number of Restricted Stock Units, subject to the terms and conditions set forth in this Plan Agreement and in the Zale Corporation Non-Employee Director Equity Compensation Plan, as amended (the “Plan”).

Issue Date	The Issue Date for the Restricted Stock Units granted to the Participant pursuant to this Plan Agreement shall be the date set forth above.

Vesting Date	The Restricted Stock Units issued pursuant to this Plan Agreement shall vest on __________________ (the “Vesting Date”).

Consequences of Vesting

Upon the vesting of the Restricted Stock Units pursuant to the terms of the Plan and this Plan Agreement, the Company promptly shall cause to be delivered to the Participant a number of shares of Company Stock equal to the above number of Restricted Stock Units (and any additional Restricted Stock Units or other amounts credited with respect to Dividend Equivalents), unless the Board of Directors in its sole discretion determines that payment shall be made instead by delivering an amount of cash equal to the Fair Market Value thereof. A Participant or, at the time of the grant, the Board of Directors may elect to defer such receipt of the delivery of shares of Company Stock that would otherwise be due to the Participant by virtue of the vesting of a Restricted Stock Unit, provided such deferral election is made in accordance with the requirements of Section 409A of the Code. Any such election shall be made pursuant to an election form attached hereto. Notwithstanding the foregoing, such shares may be subject to restrictions on transfer as a result of applicable securities laws.

No Dividends or Voting Rights

The Participant shall not be entitled to receive dividend payments with respect to the Restricted Stock Units and shall have no voting rights with respect to the Restricted Stock Units. Unless otherwise provided by the Board of Directors the Participant shall be entitled to receive, currently or on a deferred basis, Dividend Equivalents with respect to the number of shares of Company Stock covered by the Restricted Stock Units. The Board of Directors may provide that the Dividend Equivalents shall be deemed to have been reinvested in additional Restricted Stock Units or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same Vesting Date and other conditions as the Restricted Stock Units.

Restrictions on Transfer

Prior to payment of a Restricted Stock Unit, no transfer of the Participant’s rights with respect to the Restricted Stock Unit, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Stock Unit, and all of the rights related thereto, shall be forfeited by the Participant.

Termination of Directorship

In the event a Participant’s resignation or removal for Cause as a member of the Board of Directors, all Restricted Stock Units granted to such Participant which have not vested as of the date of such resignation or removal (and any additional Restricted Stock Units or other amounts credited with respect to Dividend Equivalents) shall immediately be forfeited.

Misc.	Upon the occurrence of a Change in Control, all outstanding Restricted Stock Units which have not theretofore vested shall immediately vest.

Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan.

Zale Corporation

Authorized Officer

I hereby agree to be bound by all the terms and
conditions of this Plan Agreement and the Plan.

Participant

Deferral Election Under the

Non-Employee Director

Equity Compensation Plan

The undersigned director of Zale Corporation, a Delaware corporation (the “Company”), pursuant to Section 8A(f) of the Non-Employee Director Equity Compensation Plan (the “Plan”), hereby elects to defer delivery of any shares of Company Stock that otherwise would be due to him by virtue of the vesting of a Restricted Stock Unit until the earliest of the following events (check one):

____       Six months after the date of his separation from service from the Company (whether by resignation, removal, death or otherwise)

____       The following date:  ______________________

____       The occurrence of a “Change in Control” as defined in the Plan

This Deferral Election shall apply to all awards of Restricted Stock Units to the undersigned pursuant to the Plan until this election is revoked; provided that this Deferral Election shall become irrevocable with respect to Restricted Stock Units granted in any calendar year on the last day of the immediately preceding calendar year.

IN WITNESS WHEREOF, the undersigned has executed this Deferral Election this _____ date of _________, 20____.

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